EXHIBIT 4.3/A

HSI ASSET SECURITIZATION CORPORATION,
Depositor,

CITIMORTGAGE, INC.,
Master Servicer,

CITIBANK, N.A.,
Securities Administrator

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee

FIRST AMENDMENT TO
POOLING AND SERVICING AGREEMENT
Dated as of September 12, 2007

HSI ASSET LOAN OBLIGATION TRUST 2007-AR1

MORTGAGE PASS THROUGH CERTIFICATES,
SERIES 2007-AR1

UFIRST AMENDMENT TO POOLING
UAND SERVICING AGREEMENT

THIS FIRST AMENDMENT TO POOLING AND SERVICING AGREEMENT is dated as of September 12, 2007 (herein referred to as this “First Amendment”) and is made by and among HSI ASSET SECURITIZATION CORPORATION, as depositor (the “Depositor”), CITIMORTGAGE, INC., a New York corporation (the “Master Servicer”), CITIBANK, N.A., a national banking association ( the “Securities Administrator”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”).

URECITALSU

WHEREAS, the Depositor, the Master Servicer, the Securities Administrator, Wells Fargo Bank, N.A., as custodian and the Trustee entered into a Pooling and Servicing Agreement dated as of January 1, 2007 (the “Agreement”), pursuant to which (i) the Depositor sold, conveyed and assigned certain Mortgage Loans to the Trustee in trust for the benefit of the Certificateholders of HSI Asset Loan Obligation Trust 2007-AR1, Mortgage Pass Through Certificates, Series 2007-AR1 (ii) the Master Servicer agreed to master service such Mortgage Loans in accordance with the terms thereof, and (iii) the Certificates were issued pursuant thereto;

WHEREAS, this First Amendment is being delivered pursuant to Section 13.01(a)(i) and (ii) of the Agreement.

NOW, THEREFORE, in consideration of the preceding premises and assumptions and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

Section 1.	UDefinitionsU. All capitalized terms used in this First Amendment which are not specifically defined herein shall have the meanings assigned to them in the Agreement.

Section 2.	Amendments to AgreementU.

(a)	USection 4.03(b) shall be amended and restated in its entirety to read as follows:

“(b) For purposes of preparing the Monthly Statement, delinquencies shall be determined and reported by the Master Servicer based on the so-called “MBA” methodology irrespective of the method for determining delinquencies utilized by the applicable Servicer on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Scheduled Payment due on a Due Date if such Scheduled Payment is not made by the close of business on the day immediately preceding the Mortgage Loan’s next succeeding Due Date, and a Mortgage Loan would be more than 30-days delinquent with respect to such Scheduled Payment if such Scheduled Payment were not made by the close of business on the day immediately preceding the Mortgage Loan’s second succeeding Due Date.”

(b)	Section 7.02(b) shall be amended and restated in its entirety to read as follows:

“(b) Within 60 days after the occurrence of any Event of Default the Trustee shall provide written direction to the Securities Administrator instructing the Securities Administrator to distribute (and upon receipt of such direction the Securities Administrator shall distribute) notice to all Certificateholders and each Rating Agency of each such Event of Default hereunder known to the Trustee, unless such event shall have been cured or waived.”

Section 3.
UAgreement to Remain in Full Force and EffectU. Except as modified and amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

Section 4.
UCounterpartsU. This First Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed an original, and such counterparts shall constitute one and the same instrument.

Section 5.
UGoverning LawU. The First Amendment shall be constructed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

HSI ASSET SECURITIZATION
CORPORATION,
as Depositor

/s/ Andrea Lenox

By Andrea Lenox
Its Vice President

CITIMORTGAGE, INC.,
as Master Servicer

/s/Thomas Harris

By Thomas Harris
Its Senior Vice President

CITIBANK, N.A.,
as Securities Administrator

/s/Cirino Emanuele

By Cirino Emanuele
Its Vice President

DEUTSCHE BANK NATIONAL TRUST
COMPANY,
as Trustee

/s/Manuel Rivas

By Manuel Rivas
Its Authorized Signer